Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-54402, and No. 33-54404 of
Weingarten Realty Investors on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement 33-25581 of Weingarten Realty Investors on Form S-8 and in Registration Statement No. 333-104560, and No. 333-104559 of Weingarten Realty Investors on Form S-3 of our reports dated May 27, 2004 related to the statements of revenues and certain operating expenses for Lincoln Place II, Siempre Viva Business Park, Fiesta Trails, Highlands Ranch University Park, Overton Park Plaza, West Jordan Town Center and Taylorsville Town Center for the year ended December 31, 2002 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in this Current Report on Form 8-K of Weingarten Realty Investors.




DELOITTE  &  TOUCHE  LLP
Houston,  Texas
July  20,  2004